POWER OF ATTORNEY

Known all by these present, that the undersigned, Teresa Thompson, hereby constitutes and appoints W. David Mannheim, Esq., Michael K. Bradshaw, Jr., Esq., Kaylen Loflin, Esq., Kathryn Simons, Esq., or any of them singly, and any other employee of Nelson Mullins Riley & Scarborough, LLP ("NMRS"), as the undersigned's true and lawful attorney-in-fact for the following limited purposes:

(1) to file for and on behalf of the undersigned the U.S. Securities and Exchange Commission (the "SEC") Form ID Application in order to obtain and/or manage EDGAR filing codes, to be named as an Account Administrator in connection therewith, and to attend to the annual confirmation process with the SEC required thereby;

(2) to file for and on behalf of the undersigned Forms 3, 4, and/or 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and
Schedule 13D and/or Schedule 13G (and any amendment thereto and other documents in connection therewith) in accordance with the 1934 Act, and the rules promulgated thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, 3, 4, 5, and Schedule 13D and/or Schedule 13G (and any amendments thereto) and to file timely such form with the SEC and any stock exchange or similar authority; and

(4) to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1933, as amended (the "1933 Act"), or the 1934 Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required by the 1933 Act or the 1934 Act to file ongoing disclosures with the SEC, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of September, 2025.

				Teresa Thompson
				By: _/s/_Teresa Thompson_
				Name: Teresa Thompson
				Title: Director


		[NOTARIZATION CONTINUED ON FOLLOWING PAGE.]

STATE OF PENNSYLVANIA
COUNTY OF DAUPHIN

The foregoing instrument was acknowledged before me by means of [ ] physical presence or [x] online notarization this 22nd day of October, 2025 by Teresa Thompson.




[SEAL]				By: _/s/_Alyssa A. Brown_
				Print Name: Alyssa A. Brown
				My Commission Expires: 02/28/2027
(NOTARY SEAL)

Personally Known _______ OR Produced Identification ___X____
Type of Identification Produced __Washington State Driver's License____

Completed via Remote Online Notarization using 2 way Audio/Video technology.